UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 1, 2016

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
On July 1, 2016, Ashford Hospitality Prime, Inc. (the "Company") completed its previously announced sale of the 250-room Courtyard Seattle Downtown/Lake Union for $84.5 million in cash ($338,000 per key) pursuant to that certain Agreement of Purchase and Sale, dated as of May 20, 2016, by and between Washington Real Estate Holdings, LLC and Ashford Seattle Downtown LP, a subsidiary of the Company (the “Purchase Agreement”). The Company realized approximately $15 million in net proceeds from the disposition following the repayment of approximately $65 million of debt and other transaction costs. A copy of the Purchase Agreement is attached hereto as Exhibit 2.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(b) Pro Forma Financial Information.
The unaudited pro forma financial information for the Company as of and for the three months ended March 31, 2016 and the year ended December 31, 2015, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
(d) Exhibits
Exhibit
Number    Exhibit Description

2.1	Agreement of Purchase and Sale, dated as of May 20, 2016, by and between Washington Real Estate Holdings, LLC and Ashford Seattle Downtown LP.

99.1	Unaudited Pro Forma Financial Information of the Company.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 7, 2016

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel